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                                                                   Exhibit 10(e)

                            STERLING SOFTWARE, INC.

                        NON-STATUTORY STOCK OPTION PLAN

                     (AS AMENDED, THROUGH JANUARY 31, 1994)


    1. PURPOSE. The purpose of the Non-Statutory Stock Option Plan of Sterling Software, Inc. (the "Plan") is to provide key employees and advisors with a proprietary interest in Sterling Software, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

        a. Increase the interest in the Company's welfare of those key employees and advisors who share primary responsibility for the management, growth and protection of the business of the Company;

        b. Recognize the contributions made by certain key employees and advisors to the Company's growth during its development stage;

        c. Furnish an incentive to such key employees and advisors to continue their services for the Company; and

        d. Provide a means through which the Company may attract able persons to engage as key employees and advisors.

    With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee (as defined in Section 2) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or "Board") or by a Stock Option Committee (the "Stock Option Committee") consisting of such number of directors as are appointed by the Board from time to time in accordance with the requirements of Rule 16b-3. As used herein, "Committee" shall mean the Board or the duly appointed Stock Option Committee, as applicable. No member of the Committee shall take any action with respect to Options granted to such member. The Board of Directors shall choose an additional member or members of the Board to serve on the Committee for the sole purpose of making decisions pursuant to the Plan with regard to the member of the Committee receiving the Options. Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

    The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan. Non-employee members of the Board ("non-employee directors") shall not be eligible to receive Options under the Plan except as expressly provided in
Section 22.

    3. PARTICIPANTS. The Committee may, from time to time, select particular key employees and advisors of the Company, or of any subsidiary of the Company, to whom Options are to be granted, and upon the grant of such Options, the selected key employees and advisors shall become Participants in

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the Plan. As used herein, the term "Participant" means a key employee or advisor who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to its terms.

    4. SHARES SUBJECT TO THE PLAN. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan. The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 4,000,000; provided that the Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

     5.   GRANT OF  OPTIONS.   Options granted  hereunder shall be evidenced by
written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

    6. MAXIMUM AMOUNT OF STOCK SUBJECT TO OPTIONS. Subject to Section 21, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any Participant may be granted Options in any calendar year shall be determined by the Committee in its discretion.

    7. OPTION EXERCISE PRICE. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be no less than the fair market value of the Common Stock on the date of grant.

    8. RESTRICTIONS. The Committee may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

    9. PAYMENT. Full payment for Common Stock purchased upon the exercise of an Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

    10. TRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal
Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation by the holder of an Option of a beneficiary shall not constitute a transfer of the Option.

    11. TIME OF GRANTING OF AN OPTION. The grant of an Option pursuant to the Plan shall occur only when a written Option agreement shall have been duly executed and delivered by or on behalf of the Company to the Participant.

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    12.  RIGHTS IN EVENT OF DEATH  OR DISABILITY OF PARTICIPANT.  The  Committee
shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

    13. TERMINATION OF OPTION RIGHTS AND AWARDS. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems appropriate.

    14. STOCK PURCHASED FOR INVESTMENT. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

    15. AMENDMENT OR DISCONTINUATION. The Plan may be amended, altered or discontinued by the Board or, if the Board has specifically delegated this authority to the Committee, by the Committee, without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

    16. EMPLOYMENT. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue employment with the Company.

    17.  NO OBLIGATION TO EXERCISE OPTION.   The granting of an Option  pursuant
to the Plan shall not impose any obligation upon the Participant to exercise such Option.

    18. TERMINATION. Unless sooner terminated by action of the Board or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, by the Committee, the Plan shall terminate on December 31, 2011, and no Options may be granted pursuant to the Plan after such date.

    19. USE OF PROCEEDS. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

    20.  EFFECTIVE DATE OF THE PLAN.   The Plan shall be effective, as  amended,
immediately upon approval of the Board of Directors of the Company.

    21. LIMITATIONS ON OPTIONS GRANTED TO DIRECTORS. The following limitations shall apply to Options granted to directors in order to comply with Rule 16b-3(b)(1)(iii) promulgated under the Exchange Act:

        a. In addition to the limitations included in Section 6 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Options granted to all directors as a group under this Plan shall not exceed 50% of the aggregate shares of Common Stock for which Options may be granted under the Plan, subject to adjustment as provided in
    Section 4 hereof;

        b. The purchase price for shares of Common Stock acquired pursuant to the exercise, in whole or in part, of any Option shall be 100% of the fair market value of the Common Stock on the date of grant of such Option;

        c. Options granted to directors pursuant to the Plan may be granted only during the term of the Plan;

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        d.   Options granted  to directors  pursuant to  the Plan  shall not  be exercisable for a period of twelve calendar months from the date of grant of such Options; and

        e. Options granted to directors pursuant to the Plan shall expire no later than five (5) years from the date on which the Options are granted.

    The limitations set forth in this Section 21 shall cease to apply effective as of the date of the Company's adoption with respect to this Plan of Rule 16b-3 as promulgated under the Exchange Act effective May 1991 ("New Rule 16b-3").

    22. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Grants to non-employee directors on or after the date of the Company's adoption with respect to this Plan of New Rule 16b-3 shall be solely pursuant to the following formula: each non-employee director elected or appointed to the Board will receive, at the time of his or her initial election or appointment, an automatic grant of Options to purchase 40,000 shares of Common Stock. In addition, during the term of this Plan, each non-employee director will receive an additional automatic grant of Options to purchase 40,000 shares of Common Stock every five years on the anniversary date of his or her initial election or appointment to the Board, beginning on the fifth anniversary of his or her initial election or appointment to the Board; provided that such non-employee director has served continuously as a director of the Company since the date of his or her initial election or appointment to the Board. The exercise price of each such Option will be equal to the fair market value of the Common Stock on the date of grant. Each such Option will become exercisable in cumulative annual installments of one-fourth of the shares covered by the grant, commencing one year after the date of grant, and will expire five years from the date of grant; provided that each such Option will become immediately exercisable with respect to 100% of the shares covered by the grant in the event of a change of control. A change of control is deemed to occur (i) when any person, other than Sam Wyly or Charles J. Wyly, Jr., or an affiliate of either of them, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, (ii) if, during any three consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute a majority of the Board of Directors or (iii) upon the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. This section shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the rules thereunder.


                                          STERLING SOFTWARE, INC.

                                          By: _____/s/_STERLING L. WILLIAMS_____
                                                    Sterling L. Williams
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

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